SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
ENDOCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618
April 21, 2006
Dear Stockholder of Endocare, Inc.:
      You are cordially invited to attend the Annual Meeting of Stockholders of Endocare, Inc. to be held on Thursday, May 18, 2006 at 8:00 a.m. Pacific time at our principal executive offices, located at 201 Technology Drive, Irvine, California 92618.
      We have provided details of the business to be conducted at the Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
      In order for us to obtain a quorum and have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

Craig T. Davenport
Chairman and Chief Executive Officer
Irvine, California
YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. Voting instructions are included with your proxy card.

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2006
Dear Stockholder of Endocare, Inc.:
     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 18, 2006, at 8:00 a.m. Pacific time at the Company’s principal executive offices, located at 201 Technology Drive, Irvine, California 92618, for the following purposes:

1. To elect six (6) directors to the Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To reauthorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our common stock, at an exchange ratio ranging from one-to-two to one-to-five;

3. To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006; and

4. To transact any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 20, 2006 will be entitled to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.
     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. Voting instructions are included with your proxy card. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed, dated and returned to assure that all your shares will be voted. You may revoke your proxy card at any time prior to the Annual Meeting by following the instructions in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, your proxy card will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors

Clint B. Davis
Senior Vice President, Legal Affairs,
General Counsel and Secretary
Irvine, California
April 21, 2006
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT
GENERAL
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
PROPOSAL 3 RATIFICATION OF INDEPENDENT AUDITOR
PROPOSAL 4 OTHER MATTERS
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK PERFORMANCE GRAPH
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
APPENDIX A
APPENDIX B

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On MAY 18, 2006
GENERAL
      The enclosed proxy is solicited on behalf of the Board of Directors of Endocare, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 18, 2006 at 8:00 a.m. Pacific time at the Company’s principal executive offices, located at 201 Technology Drive, Irvine, California 92618. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about April 21, 2006, to all stockholders entitled to vote at the Annual Meeting.
Voting
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on April 20, 2006, the record date for determining which stockholders are entitled to vote at the Annual Meeting. On March 31, 2006, there were 30,147,894 issued and outstanding shares of common stock. Our Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for transaction of business at the Annual Meeting.
      With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. The directors, however, will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. Proposal 2 (reauthorization of reverse stock split) requires the approval of the holders of a majority of our outstanding shares of common stock, voting either in person or by proxy. Proposal 3 (ratification of independent auditor) will require the approval of the holders of a majority of our outstanding common stock present in person or represented by proxy at the Annual Meeting.
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Against” and “Abstain” votes, as well as broker non-votes. “Broker non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will not be counted for purposes of determining whether any of the proposals are approved and will have the same effect as “Against” votes on any proposal that must be approved by the holders of a majority of our outstanding shares of common stock, such as Proposal 2 (reauthorization of reverse stock split).

Proxies
      Our Board of Directors has selected Craig T. Davenport and William J. Nydam, and each of them, to serve as Proxyholders for the Annual Meeting. If a stockholder properly signs and returns the enclosed form of proxy, the Proxyholders will vote the shares represented by such proxy at the Annual Meeting in accordance with the instructions the stockholder writes on the proxy. If the proxy does not specify how the shares are to be voted, the proxy will be voted FOR the election of each of the directors nominated by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement. In addition, the shares represented by the proxy will be voted in accordance with the discretion of the Proxyholders on any other matters that properly come before the Annual Meeting.
      You may revoke or change your proxy at any time before the Annual Meeting by mailing our Secretary at our principal executive offices located at 201 Technology Drive, Irvine, California 92618, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.
      We do not know of other matters to be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
Solicitation
      We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage firms, banks, nominees, custodians and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to our directors, officers or employees for any such services.
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
General
      The persons named below are nominees for director to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or the stockholders, and shall be within the range of three to seven directors. Effective upon the date of the Annual Meeting, the authorized number of directors will be six directors. The Board of Directors has selected six nominees, all of whom are currently our directors.
      Each person nominated for election has agreed to serve if elected. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the Proxyholders cannot be voted for more than six directors and, unless otherwise instructed, the Proxyholders will vote such proxies for the nominees named below. The six candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the Annual

Meeting will be elected our directors. As of the date of this Proxy Statement, neither the Board of Directors nor management is aware of any nominee who is unable to or will decline to serve as a director if elected. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominees who may be designated by the current Board of Directors to fill the vacancy.
      No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any of our principal executive officers.
Directors and Nominees
      Information is set forth below concerning the current members of our Board of Directors. All of these directors have been nominated for reelection to our Board of Directors, except for Michael J. Strauss, M.D., who has decided not to stand for reelection at the Annual Meeting. Information regarding each director’s beneficial ownership of our common stock as of March 31, 2006 is set forth below under “Principal Stockholders.” Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected.
      Mr. Noonan currently is serving as our Lead Independent Director. As the Lead Independent Director, Mr. Noonan’s principal duties include:

•	presiding over all executive sessions of our independent directors;

•	consulting with management as the principal representative of the independent directors; and

•	presiding over Board meetings in the Chairman’s absence.
      Interested parties may communicate directly with Mr. Noonan by writing to Mr. Terrence A. Noonan, Lead Independent Director, c/o Secretary, Endocare, Inc., 201 Technology Drive, Irvine, California 92618.

Name	Age	Position with Endocare

John R. Daniels, M.D. *+	67	Director
Craig T. Davenport	53	Chairman and Chief Executive Officer
David L. Goldsmith †	58	Director
Eric S. Kentor *	47	Director
Terrence A. Noonan †+	68	Lead Independent Director
Michael J. Strauss, M.D. *+	52	Director
Thomas R. Testman †(1)	69	Director

Note: All ages are as of March 31, 2006.

†	Member of the Audit Committee.

*	Member of the Compensation Committee.

+	Member of the Nominating and Corporate Governance Committee.

(1)	Our board of directors has determined that Mr. Testman is an “audit committee financial expert,” as defined in Securities and Exchange Commission Regulation S-K Item 401(h)(2).
      John R. Daniels, M.D. has served as a director since January 2004. Dr. Daniels is former chief executive officer and chairman at a number of medical technology companies, as well as an accomplished clinician and past faculty member of the Stanford University School of Medicine. From 1990 to the present, Dr. Daniels has served as an associate professor of medicine in the Division of Oncology at the University of Southern California School of Medicine. Dr. Daniels is the founder or co-founder of five start-up companies, including: Collagen Corporation, which was acquired by Inamed, a publicly-traded healthcare company; Target Therapeutics, today a division of Boston Scientific Corporation, a publicly-

traded medical device company; and Balance Pharmaceuticals, a company founded in 1992 to develop and market a drug to moderate hormone levels in pre-menopausal women. Dr. Daniels is currently a director and Chairman of Balance Pharmaceuticals. From 1997 until 2002, Dr. Daniels was Chairman of Cohesion Technologies, a publicly-traded spin-off from Collagen Corporation, which developed sealing technologies for surgery. In 2003 Cohesion Technologies was acquired by Angiotech Pharmaceuticals, a publicly-traded company that develops drug-coated medical devices and drug-loaded surgical implants. Dr. Daniels holds a B.A. from Stanford University and an M.D. from the Stanford University School of Medicine.
      Craig T. Davenport has served as our Chief Executive Officer since December 2003 and as our Chairman since January 2004. He served as a consultant reporting to our board of directors from August 2003 to December 2003. From 1994 to 2003, he was Chief Executive Officer and Managing Partner of The D.W. Group, a private healthcare advisory and investment company. From 1985 to 1993 Mr. Davenport was President and Chief Operating Officer of Tokos Medical Corporation, a publicly-traded medical device manufacturer and provider of perinatal nursing services for women. He began his healthcare career at American Hospital Supply Corporation in 1974 and in 1982 was named President of American Physician Service and Supply. Mr. Davenport has served on the boards of numerous healthcare companies over the past 20 years. He currently serves as a board member to two privately-held medical device companies and as an advisor to a venture capital partnership. Mr. Davenport holds a B.G.S. from Ohio University with major emphasis in marketing and management.
      David L. Goldsmith has served as a director since June 2005. A private investor and business consultant since 2004, Mr. Goldsmith previously served as Managing Director of RS Investment Management, an investment management firm, from 1999 to 2003. From 1981 to 1999, Mr. Goldsmith held a variety of investment management and research positions at Robertson Stephens and Company. From 1978 to 1981, Mr. Goldsmith worked with BA Investment Management, eventually becoming Associate Director of Research. Mr. Goldsmith currently serves as Chairman of the Board of Directors of Apria Healthcare Group, Inc., where he also serves as a member of the Audit Committee and Compliance Committee. He is also on the board of directors of a number of privately-held companies. Mr. Goldsmith is a chartered financial analyst, and holds a B.A. from Occidental College and an M.B.A. from Columbia University Graduate School of Business.
      Eric S. Kentor has served as a director since February 2005 and currently serves as Chairman of the Compensation Committee. From 2002 to the present, he has been an independent business consultant, primarily to health care technology companies. From 1995 to 2001, he was Senior Vice President, General Counsel and Corporate Secretary of MiniMed, Inc., a company engaged in the design, development, manufacture and marketing of advanced systems for the treatment of diabetes. Mr. Kentor served as an original and permanent member of MiniMed’s Executive Management Committee, which was charged with overseeing the day-to-day operations of the company and executing its corporate strategic plan. MiniMed, Inc. was acquired by Medtronic, Inc. in 2001. From 1994 to 1995, Mr. Kentor served as Vice President and Executive Counsel of Health Net Health Plans. From 1987 to 1994, Mr. Kentor practiced with the law firm McDermott, Will & Emory, where he was elected partner. Mr. Kentor is on the Board of Directors of MD Synergy, Inc., a privately-held company. Mr. Kentor holds a B.A. from the University of California, Los Angeles and a J.D. from UCLA School of Law.
      Terrence A. Noonan has served as a director since September 2003 and currently serves as our Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee. From 1991 to 1999, Mr. Noonan was President and Chief Operating Officer of Furon Company, a New York Stock Exchange-listed manufacturer of industrial and medical polymer components. Mr. Noonan served as an Executive Vice President of Furon from 1989 to 1991 and as a Vice President of Furon from 1987 to 1989. Prior to joining Furon in 1987, Mr. Noonan served as a Group Vice President of Eaton Corporation, a diversified global manufacturer of transportation and electrical products. From 1999 to the present, Mr. Noonan has been serving as a board member to several companies. In addition to serving on our board, Mr. Noonan currently serves on the board of Mattman Specialty Vehicles, Inc. Mr. Noonan received a B.S. from Miami University and an E.M.B.A. from Case Western Reserve University.

      Michael J. Strauss, M.D. has served as a director since February 1999. Dr. Strauss is a health policy and business consultant who works with medical technology and service companies. From 2001 until January 2005 he served as Chief Executive Officer of Naviscan PET Systems, Inc., a developer of compact, high-resolution positron emission tomography (PET) devices. Dr. Strauss was a founder and officer of Covance Health Economics and Outcomes Services, Inc., a healthcare consulting and service firm, from 1988 through 1999. He serves on the Board of Directors of Cyberonics, Inc. and Vision Care Ophthalmic Technologies. He holds an A.B. from Harvard College, M.D. from Duke University and M.P.H. from the University of Washington School of Public Health.
      Thomas R. Testman has served as a director since April 2003 and currently serves as Chairman of the Audit Committee. Mr. Testman is a former Managing Partner of Ernst & Young LLP where, during his tenure from 1962 to 1992, he served as Managing Partner of both Health Care Services and Management Consulting Services for the West Coast and national practices. He also served as an area Managing Partner for the audit and tax practices. From 1993 to the present, Mr. Testman has been serving as a board member to both public and private companies. In addition to serving on our board, Mr. Testman currently serves as a director and Chairman of the Audit Committee of Amylin Pharmaceuticals, Inc. From 1996 to 2004, Mr. Testman served as a director of Specialty Laboratories, Inc., including serving as Chairman and as a member of the Audit Committee. He also serves on the board of several privately-held companies, including serving as Chairman of Covenant Care, Inc. and Pacific Health Corporation. Mr. Testman previously was a director and Chairman of the Audit Committee of MiniMed Inc., and Mr. Testman also was Chairman of the Special Committee that oversaw MiniMed’s acquisition by Medtronic, Inc. He has an M.B.A. from Trinity University and is a certified public accountant (retired).
Board Meetings and Committees
      During 2005, the Board of Directors held nine meetings in person or telephonically. In 2005, the Board of Directors had an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2005 each director attended or participated in at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (during the period for which such director served as a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served (during the period for which such director served on such committees). Board members are encouraged to attend our annual meetings of stockholders. All seven of our directors attended our 2005 Annual Meeting of Stockholders held on June 22, 2005.
      The Audit Committee acts pursuant to a written charter, a copy of which is attached as Appendix A to this Proxy Statement. The Board of Directors has established the Audit Committee to:

•	provide assistance to the Board of Directors in fulfilling its oversight responsibility to our stockholders and others relating to: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditor; and

•	prepare the Audit Committee report that SEC proxy rules require to be included in our annual proxy statement.
      Messrs. Goldsmith, Noonan and Testman are members of the Audit Committee. During 2005, the Audit Committee held eight meetings in person or telephonically. The Board of Directors has determined that all members of the Audit Committee are “independent,” as defined in the NASDAQ listing standards.
      The Board of Directors has established a Compensation Committee consisting of Drs. Daniels and Strauss and Mr. Kentor, none of whom is an employee of the Company. The Compensation Committee determines the compensation of our executive officers and administers our equity compensation plans. During 2005, the Compensation Committee held five meetings in person or telephonically. The Board of

Directors has determined that all members of the Compensation Committee are “independent,” as defined in the NASDAQ listing standards.
      The Board of Directors has established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	monitors the size and composition of the Board of Directors;

•	assesses the performance and effectiveness of the Board of Directors;

•	makes recommendations from time to time, or whenever it is called upon to do so, regarding nominees for election to the Board of Directors; and

•	establishes, implements and monitors policies and procedures regarding principles of corporate governance, conduct and ethics for our directors, officers and employees.
      Drs. Daniels and Strauss and Mr. Noonan are members of the Nominating and Corporate Governance Committee. During 2005, the Nominating and Corporate Governance Committee held two meetings in person or telephonically. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent,” as defined in the NASDAQ listing standards. A copy of the current charter of the Nominating and Corporate Governance Committee is available on our website at www.endocare.com/investors/nominating charter.pdf.
      The Nominating and Corporate Governance Committee will consider nominations submitted by our stockholders. The Nominating and Corporate Governance Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. The charter of the Nominating and Corporate Governance Committee provides that the following are among the qualifications to be considered when evaluating and selecting candidates for the Board of Directors:

•	experience in business, finance or administration;

•	familiarity with our industry;

•	prominence and reputation; and

•	whether the individual has sufficient time available to devote to the work of the Board of Directors and one or more of its committees.
      In addition, our Corporate Governance Guidelines provide that Board members will possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters and familiarity with our industry. In addition to having one or more of these core competencies, Board member nominees are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation and ability to understand our business.
      The Bylaws set forth the procedures that stockholders must follow in order to nominate persons for election as directors. The Bylaws provide that such nominations must be made pursuant to timely notice in writing to our Secretary, at 201 Technology Drive, Irvine, California 92618. To be timely, a stockholder’s notice must be delivered to or mailed and received at such address by no later than the due date for stockholder proposals that is specified in our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, which date shall be not less than 120 calendar days in advance of the date of such proxy statement; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, notice by the stockholder to be timely must be so received a reasonable time before we begin to print and mail our proxy materials.
      According to the Bylaws, such stockholder’s notice must set forth:

•	as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of our shares that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	as to such stockholder giving notice, the following information: (A) the name and address, as they appear on our books, of such stockholder, (B) the class and number of our shares which are beneficially owned by such stockholder, and (C) any material interest of such stockholder in the election to the Board of Directors of such nominee.

Communications to the Board of Directors
      The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them in care of our Secretary, at 201 Technology Drive, Irvine, California 92618. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.
Director Compensation

Annual Retainers
      Each of our non-employee directors receives an annual retainer of $25,000 for his service as a director. The Lead Independent Director receives an additional annual retainer of $15,000, the Chairman of the Audit Committee receives an additional annual retainer of $12,500, the Chairman of the Compensation Committee receives an additional annual retainer of $7,500, the Chairman of the Nominating and Corporate Governance Committee receives an additional annual retainer of $7,500 and each member of the Audit Committee receives an additional annual retainer of $2,500. The additional annual retainers are cumulative for any director who serves in multiple capacities for which such director is entitled to more than one additional annual retainer (for example, because the Lead Independent Director also serves as Chairman of the Nominating and Corporate Governance Committee and currently is a member of the Audit Committee, he is entitled to receive an aggregate annual retainer of $50,000, equal to the base annual retainer of $25,000 plus an aggregate additional annual retainer of $25,000). All annual retainers are paid quarterly in arrears.

Meeting Fees
      Each non-employee director also receives $1,000 for each in person meeting of the Board of Directors or any committee thereof that he attends and an additional payment of $500 for each telephonic meeting of the Board of Directors or any committee thereof in which he participates. The meeting fees apply to meetings of the Board, the Board’s three standing committees (i.e., Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) and any special committees established by the Board.

Expense Reimbursement
      Directors are reimbursed for reasonable expenses incurred in connection with serving as directors.

2004 Non-Employee Director Option Program
      Each non-employee director also participates in our 2004 Non-Employee Director Option Program (the “2004 Director Program”). The 2004 Director Program was adopted by our Board of Directors in July 2004 as part of our 2004 Stock Incentive Plan, and became effective upon approval by our stockholders at the 2004 Annual Meeting of Stockholders held on September 10, 2004. The 2004 Director Program is subject to the terms and conditions of the 2004 Stock Incentive Plan. Under the 2004 Director Program, non-employee directors receive a stock option grant of 20,000 shares on January 10 of each year beginning in 2005. In addition, each non-employee director first elected or appointed to the Board after stockholder approval of the 2004 Stock Incentive Plan receives a stock option grant of 30,000 shares on the first trading day after such non-employee director is first elected or appointed to the Board. All of the options granted to non-employee directors under the 2004 Director Program are granted at an exercise price equal to the fair market value of the common stock on the date the options are granted. The Board has the discretion to amend the 2004 Director Program and increase or decrease the number of stock options granted to non-employee directors on an annual or other basis. A copy of the 2004 Director Program was attached as Exhibit 10.34 to the Annual Report on Form 10-K that we filed on March 16, 2005.
      On January 10, 2005, each person then serving as a non-employee director received the automatic 20,000 share option grant described above. In addition, Messrs. Kentor and Goldsmith each received an initial 30,000 share option grant following his election to the Board. All of the options granted to non-employee directors were granted at an exercise price equal to the fair market value of the common stock on the date the options were granted.
Financial Code of Ethics
      We have adopted a financial code of ethics that applies to all of our employees. This financial code of ethics constitutes a “code of ethics,” as defined in SEC Regulation S-K Item 406(b). A copy of our financial code of ethics is available on our website at www.endocare.com/investors/. If we make any amendments to our financial code of ethics, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our financial code of ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, then we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website at www.endocare.com/investors/ or in a report on Form 8-K filed with the SEC.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends that the stockholders vote FOR each of the six nominees identified above.

PROPOSAL 2
REAUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF OUR COMMON STOCK, AT AN EXCHANGE RATIO RANGING FROM ONE-TO-TWO TO ONE-TO-FIVE
General
      At a Special Meeting of Stockholders held on August 30, 2005, our stockholders voted (with the approval of more than 70% of our outstanding shares) to authorize our Board of Directors, in its discretion, to amend our Restated Certificate of Incorporation to effectuate a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-to-two to one-to-five at any time before the first anniversary of the Special Meeting (August 30, 2006).
      As of the date of this Proxy Statement, the Board has not yet effectuated the amendment and reverse stock split. In order to extend the period of time in which the Board is authorized to effectuate the amendment and reverse stock split, the Board has recommended that this Proposal 2 be presented to our stockholders for approval at the Annual Meeting. If our stockholders approve this Proposal 2, then the Board will be authorized, in its discretion, to effectuate the amendment and reverse stock split at any time before the first anniversary of the Annual Meeting (May 18, 2007).
      In this Proposal 2 is approved, then the Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Endocare and its stockholders, whether or not to effectuate the amendment and reverse stock split, and if so, the number of shares of our common stock between and including two and five that will be combined into one share of our common stock, at any time before the first anniversary of the Annual Meeting (May 18, 2007). The Board believes that stockholder approval of an amendment granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with the flexibility to react to then-current market conditions and, therefore, is in the best interests of Endocare and its stockholders.
      The text of the form of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix B. By approving this amendment, stockholders will approve an amendment to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two and five would be combined into one share of our common stock and authorize the Board to file such amendment as determined by the Board in the manner described herein. The Board may also elect not to effectuate any reverse split.
      If approved by the stockholders, and following such approval, the Board determines that effectuating a reverse stock split is in the best interests of Endocare and its stockholders, the reverse stock split will become effective upon filing such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of our common stock.
      If the Board elects to effectuate a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, Endocare is authorized to issue up to a total of 51,000,000 shares of capital stock, consisting of 1,000,000 shares of preferred stock and 50,000,000 shares of common stock. The amendment would not change the number of total authorized shares of our capital stock. Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock would remain at 51,000,000, consisting of 1,000,000 shares of preferred stock and 50,000,000 shares of common stock. The par value of our common stock and preferred stock would remain unchanged at $0.001 per share as well. Currently, the Board does not have any plans to issue additional shares of our common stock following the reverse stock split.
Reasons for the Possible Reverse Stock Split
      We believe that a reverse stock split may be necessary for us to achieve the relisting of our stock on a national exchange or market. Our stock is currently quoted on the Over-the-Counter Bulletin Board, or OTCBB. Alternative markets such as the OTCBB are generally considered to be less efficient and not as widely followed as national exchanges or markets such as those operated by NASDAQ or the American Stock Exchange. In addition, certain mutual funds and other institutional investors are prohibited by their bylaws from investing in companies that trade on alternative markets such as the OTCBB.
      In order for us to list our stock on a market operated by NASDAQ or the American Stock Exchange, we must satisfy certain listing standards, some of which require a minimum bid price. For example, certain listing standards of the NASDAQ Capital Market would require that our stock have a minimum bid price of at least $4.00 per share and certain listing standards of the NASDAQ Global Market would require that our stock have a minimum bid price of at least $5.00 per share. In addition, certain listing standards of the American Stock Exchange would require that our stock have a minimum bid price of at least $3.00 per share. As of April 5, 2006, the closing price for our stock as reported on the OTCBB was $3.30 per share. Of course, we cannot predict whether this share price will be maintained or increased in the future.
      In many instances historically the markets have reacted negatively to the effectuation of a reverse stock split. Our stock may be negatively affected if our Board decides to proceed with a reverse stock split. However, we believe that our circumstances and rationale for the reverse stock split differentiate us from many other companies that have effectuated reverse stock splits. Among other things, we would be effectuating a reverse stock split to qualify our stock for relisting, whereas many other companies have effectuated reverse stock splits to avoid delisting in the face of dire financial or operational circumstances.
      We expect that a reverse stock split of our common stock would increase the market price of our common stock so that we would be better able to satisfy the minimum bid price listing standards of a national market or exchange like the NASDAQ Capital Market, NASDAQ Global Market or the American Stock Exchange. However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the minimum bid price for a sustained period of time. The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance. Notwithstanding the foregoing, we believe that the proposed reverse stock split, when implemented within the proposed exchange ratio range, is likely to result in the market price of our common stock rising to the level necessary to satisfy the minimum bid price requirement.
      We also believe that the increased market price of our common stock expected as a result of implementing a reverse stock split may improve the marketability of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. On the other hand, the liquidity of our common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. We are hopeful, however, that the anticipated higher market price would reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.
      We are hopeful that the price of our stock will increase over time as a result of positive developments in our business and our operating performance. Nevertheless, if the price of our stock does not increase significantly in the short term, a reverse stock split may be necessary or desirable to achieve the relisting of our stock.
Board Discretion to Implement the Reverse Stock Split
      If the reverse stock split is approved by our stockholders, it will be effectuated, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of Endocare and its stockholders. The determination by the Board as to whether the reverse split will be effected, if at all, will be based upon various factors, including our ability to satisfy applicable listing requirements, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If the Board determines to effectuate the reverse stock split, the Board will consider various factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of our common stock.
      Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one-year anniversary of the Annual Meeting (May 18, 2007), as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board does not effectuate the reverse stock split prior to the first anniversary of the Annual Meeting (May 18, 2007), stockholder approval again would be required prior to implementing any reverse stock split.
Ability to Effectuate Reverse Stock Split Based on Prior Approval
      As discussed above, at a Special Meeting of Stockholders held on August 30, 2005, our stockholders voted (with the approval of more than 70% of our outstanding shares) to authorize our Board of Directors, in its discretion, to effectuate the amendment and reverse stock split at any time before the first anniversary of the Special Meeting (August 30, 2006). Therefore, even if our stockholders do not vote to approve the amendment and reverse stock split at the Annual Meeting, the Board still would retain the authority to effectuate the amendment and reverse stock split prior to August 30, 2006 pursuant to the prior approval of our stockholders.
Effects of the Reverse Stock Split
      After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

      Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in Endocare, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Restated Certificate of Incorporation or Bylaws.
      The proposed reverse stock split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The proposed reverse stock split would have a similar effect upon our outstanding warrants and stock purchase rights under our stockholder rights plan.
      If the proposed reverse stock split is implemented, it will increase the number of stockholders of Endocare who own “odd lots” of less than 100 shares of our common stock and decrease the number of stockholders who own “whole lots” of 100 shares or more of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of whole lots or a greater number of shares. In addition, certain listing standards of exchanges or markets like those operated by NASDAQ or the American Stock Exchange may require that we have a certain minimum number of holders of whole lots.
      Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Securities Exchange Act.
Effective Date
      The proposed reverse stock split would become effective as of 5:00 p.m., Eastern time on the date of filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.
Payment for Fractional Shares
      No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the fair market value of our common stock as determined by the Board on the effective date by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.
Exchange of Stock Certificates
      As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.
Accounting Consequences
      The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
No Appraisal Rights
      Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendment to our Restated Certificate of Incorporation to effectuate the reverse stock split, and we will not independently provide our stockholders with any such rights.
Material Federal U.S. Income Tax Consequences of the Reverse Stock Split
      The following is a summary of certain U.S. federal income tax considerations of the proposed reverse stock split. It addresses only U.S. Stockholders (as defined herein) who hold the pre-reverse split shares and post-reverse split shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). It does not address tax considerations under state, local, foreign and other laws.
      As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b) the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations. The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-reverse split shares and post-reverse split shares, or the partners of such partnership. Such partnerships and their partners should consult their own tax advisors. The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR

OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.
      The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a U.S. Stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.
      A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.
      No gain or loss will be recognized by the Company as a result of the reverse stock split.
Required Vote
      The affirmative vote of the holders of a majority of the outstanding shares of our common stock, voting in person or by proxy, is required to reauthorize the amendment to our Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as negative votes on this proposal.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends that the stockholders vote FOR this Proposal 2.
PROPOSAL 3
RATIFICATION OF INDEPENDENT AUDITOR
      We are asking the stockholders to ratify the Board’s selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006. Neither Ernst & Young LLP nor any of its members has any relationship with us or any of our affiliates, except in the firm’s capacity as our independent auditor.
      In the event the stockholders fail to ratify the selection, the Board may reconsider its selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent auditor at any time during the fiscal year if the Board feels that such a change would be in our and our stockholders’ best interests.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

Fee Information
      The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during 2004 and 2005. In accordance with its charter, our Audit Committee pre-approves all audit and non-audit services provided by our independent auditor to ensure that our independent auditor is not engaged to perform the specific non-audit services proscribed by law or regulation. Under its charter, our Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next-scheduled meeting. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor and has concluded that it is.

	2005	2004

Audit Fees, including our annual audits, review of our quarterly reports on Form 10-Q, audit of internal controls over financial reporting and filings with the SEC	$1,416,552	$2,078,119
Audit-Related Fees, including review of documentation of internal controls over financial reporting	$56,000	$362,775
Tax Fees, including tax compliance and tax advice	$31,751	$457,126
All Other Fees	—	—
Totals	$1,504,303	$2,898,020
      None of the services related to audit-related fees, tax fees and all other fees described above were approved by our audit committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends that the stockholders vote FOR this Proposal 3.
PROPOSAL 4
OTHER MATTERS
      We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote the shares of common stock represented by proxies as the Board may recommend. By the execution of the enclosed proxy, you grant discretionary authority to the Proxyholders with respect to such other matters.
PRINCIPAL STOCKHOLDERS
      The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2006, unless otherwise noted, by:

•	each stockholder known to us to own beneficially more than 5% of our common stock;

•	each of our directors, nominees and executive officers;

•	each of our executive officers, including each of the Named Executive Officers listed in the “Summary 2005 Compensation Table” included below in this Proxy Statement; and

•	all of our current directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power relating to securities. Shares of common stock subject to options, warrants or convertible securities currently exercisable or exercisable within 60 days of March 31, 2006 are deemed to be outstanding for computing the percentage of the person holding such securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. None of the directors, nominees or executive officers listed below owns any shares of common stock of record but not beneficially. Except as otherwise noted below, the address of each person or entity listed on the table is c/o Endocare, Inc., 201 Technology Drive, Irvine, California 92618.

	Amount and Nature
	of Beneficial	Percentage
Name and Address	Ownership(1)	of Total

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
John R. Daniels, M.D.(2)	224,115	*
Craig T. Davenport(3)	718,225	2.3%
David L. Goldsmith(4)	3,000	*
Eric S. Kentor(5)	15,000	*
Terrence A. Noonan(6)	40,000	*
Michael J. Strauss, M.D.(7)	90,000	*
Thomas R. Testman(8)	45,000	*
William J. Nydam(9)	890,190	2.9%
Michael R. Rodriguez(10)	120,313	*
Clint B. Davis(11)	—	—
All current directors and executive officers as a group (10 persons)(12)	2,145,843	6.7%
5% STOCKHOLDERS
State of Wisconsin Investment Board(13)	3,075,500	10.2%
P.O. Box 7842
Madison, WI 53707
SC Fundamental LLC and affiliates(14)	1,800,000	6.0%
747 Third Avenue, 27th Floor
New York, New York 10017

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Shares of common stock relating to options, warrants or convertible securities currently exercisable, or exercisable within 60 days of March 31, 2006, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. As of March 31, 2006, there were 30,147,894 shares of our common stock outstanding.

(2)	Includes (i) 108,303 outstanding shares and (ii) 75,812 shares underlying currently exercisable warrants held by Dr. Daniels and his wife AnnaMarie Daniels, as trustees of the Daniels Family Trust UTA 1993. Also includes 40,000 shares subject to options that are exercisable within 60 days after March 31, 2006.

(3)	Includes 604,688 shares subject to options that are exercisable within 60 days after March 31, 2006 and 46,750 shares underlying currently exercisable warrants.

(4)	Consists of 1,500 shares held by David L. Goldsmith, as trustee of the Leah Goldsmith Trust dated January 24, 1998, 750 shares held by David L. Goldsmith, as trustee of the Aaron Goldsmith Trust, dated January 24, 1998, and 750 shares held by Aaron Goldsmith, Mr. Goldsmith’s son.

(5)	Represents 15,000 shares subject to options that are exercisable within 60 days after March 31, 2006.

(6)	Represents 40,000 shares subject to options that are exercisable within 60 days after March 31, 2006.

(7)	Includes 75,000 shares subject to options that are exercisable within 60 days after March 31, 2006.

(8)	Represents 45,000 shares subject to options that are exercisable within 60 days after March 31, 2006.

(9)	Includes 583,333 shares subject to options that are exercisable within 60 days after March 31, 2006 and 126,352 shares underlying currently exercisable warrants.

(10)	Represents 120,313 shares subject to options that are exercisable within 60 days after March 31, 2006.

(11)	Mr. Davis received options to purchase 250,000 shares of common stock granted on January 17, 2006, of which no shares are exercisable within 60 days after March 31, 2006.

(12)	Includes 1,772,248 shares subject to options and warrants exercisable within 60 days after March 31, 2006.

(13)	Pursuant to a Schedule 13G/ A filed on February 15, 2006 with the SEC, the State of Wisconsin Investment Board reported sole voting and dispositive power over 3,075,500 shares.

(14)	Pursuant to a Schedule 13G/A filed on February 14, 2006 with the SEC, SC Fundamental LLC and affiliates reported voting and dispositive power over 1,800,000 shares. The Schedule 13G/A indicates that: (i) SC Fundamental Value Fund, L.P. has sole voting and dispositive power with respect to 983,250 shares; (ii) SC Fundamental LLC has shared voting and dispositive power with respect to 983,250 shares; (iii) SC Fundamental Value BVI, Ltd. has sole voting and dispositive power with respect to 741,750 shares; (iv) SC-BVI Partners has shared voting and dispositive power with respect to 741,750 shares; (v) PMC-BVI, Inc. has shared voting and dispositive power with respect to 741,750 shares; (vi) SC Fundamental BVI, Inc. has shared voting and dispositive power with respect to 741,750 shares; (vii) Peter M. Collery has shared voting and dispositive power with respect to 1,800,000 shares; (viii) Neil H. Koffler has shared voting and dispositive power with respect to 1,725,000 shares; (ix) John T. Bird has shared voting and dispositive power with respect to 1,725,000 shares; and (x) SC Fundamental LLC Employee Savings and Profit Sharing Plan has shared voting and dispositive power over 75,000 shares.

EXECUTIVE OFFICERS
      Our executive officers as of March 31, 2006 are as follows:

Name	Age	Position with Endocare

Craig T. Davenport	53	Chairman and Chief Executive Officer
William J. Nydam	56	President and Chief Operating Officer
Michael R. Rodriguez	38	Senior Vice President, Finance and Chief Financial Officer
Clint B. Davis	33	Senior Vice President, Legal Affairs, General Counsel and Secretary
      Craig T. Davenport has served as our Chief Executive Officer since December 2003 and as our Chairman since January 2004. For additional information regarding Mr. Davenport, see above under “Directors and Nominees.”
      William J. Nydam has served as our President and Chief Operating Officer since March 2003. Mr. Nydam also currently is a board member and the Chairman of the Audit Committees of iVOW, Inc. and Crdentia Corp., both of which are publicly-traded. Prior to joining us, Mr. Nydam was President and Chief Executive Officer of Pulse Metric, Inc., a cardiovascular device company, from September 2001 to December 2002. Mr. Nydam previously served as Senior Vice President for Science Applications International Corporation, an employee-owned research and engineering firm, from September 1999 to August 2001. Prior to that time, Mr. Nydam worked for Premier, Inc., a national alliance of healthcare providers, where he served as Executive Vice President from April 1996 to August 1999, Chief Operating Officer from May 1992 to March 1996 and Senior Vice President and Chief Financial Officer from January 1986 to April 1992. Mr. Nydam holds a B.S. in accounting and an M.B.A. from the University of California at Berkeley. Mr Nydam is a certified public accountant.
      Michael R. Rodriguez has served as our Senior Vice President, Finance and Chief Financial Officer since August 2004. From January 2004 until August 2004, Mr. Rodriguez served as a consultant to us, providing assistance on a variety of financial and operational projects and compliance with Section 404 of the Sarbanes-Oxley Act. Prior to joining us as a consultant, Mr. Rodriguez served as Executive Vice President and Chief Financial Officer of Directfit, Inc., a provider of information technology staffing services, from June 2000 to November 2003. From September 1997 to June 2000, Mr. Rodriguez held a variety of positions, including Senior Vice President and Chief Financial Officer, with Tickets.com, Inc., a publicly-traded Internet-based provider of entertainment ticketing services and software. From June 1995 to September 1997, Mr. Rodriguez was Corporate Controller and Director of Finance at EDiX Corporation, a medical informatics company. Mr. Rodriguez began his career at Arthur Andersen LLP and was with that firm from 1989 to 1993. Mr. Rodriguez holds a B.S. in accounting from the University of Southern California and an M.B.A. from Stanford University. Mr. Rodriguez is a certified public accountant.
      Clint B. Davis joined us in January 2006 as Senior Vice President, Legal Affairs, General Counsel and Secretary. From August 2000 to January 2006, Mr. Davis was a corporate attorney with the San Diego office of Morrison & Foerster LLP, our outside corporate counsel. Prior to his employment with Morrison & Foerster LLP, Mr. Davis worked with law firms in Boston and Los Angeles. Mr. Davis holds a B.A. from Rice University and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table sets forth summary information regarding the compensation earned by our Chief Executive Officer and each of our other most highly compensated executive officers employed by us as of December 31, 2005 and whose salary and bonus for the fiscal year ended December 31, 2005 was in excess of $100,000 for their services rendered in all capacities to us. No executive officers who would have otherwise been included in this table on the basis of salary and bonus earned for the fiscal 2005 year have been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals are hereinafter referred to as the “Named Executive Officers.”
Summary 2005 Compensation Table

						Long-Term
						Compensation
		Annual Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		Options/SARS(2)	Compensation

Craig T. Davenport(3)	2005	$373,750	$254,230	—		225,000	$10,486	(7)
Chairman and Chief Executive	2004	$300,000	$102,375	—		—	$9,206	(7)
Officer	2003	$12,500	$174,450	—		1,000,000	$218,876	(8)
William J. Nydam(4)	2005	$261,714	$82,649	$15,375	(6)		$10,486	(7)
President and Chief Operating	2004	$252,000	$68,942	$14,146	(6)	—	$10,353	(7)
Officer	2003	$202,769	$55,766	$10,946	(6)	750,000	$7,094	(7)
Michael R. Rodriguez(5)	2005	$201,917	$56,787	—		—	$6,794	(7)
Senior Vice President, Finance	2004	$68,974	$20,200	—		275,000	$174,184	(7),(9)
and Chief Financial Officer	2003	—	—	—		—	—

(1)	Reflects bonuses earned during the fiscal year indicated, regardless of when such bonuses were paid.

(2)	We do not grant Stock Appreciation Rights.

(3)	Mr. Davenport joined us in December 2003 as our Chief Executive Officer and became our Chairman in January 2004.

(4)	Mr. Nydam joined us in March 2003 as our President and Chief Operating Officer.

(5)	Mr. Rodriguez joined us in August 2004 as our Senior Vice President, Finance and Chief Financial Officer.

(6)	This amount represents an automobile allowance.

(7)	The amounts include the value of our contributions on behalf of each Named Executive Officer under our medical, dental, accidental death and disability, long-term disability and group term life insurance plans. These contributions were: for Mr. Davenport, $9,206 in 2004 and $10,486 in 2005; for Mr. Nydam, $7,094 in 2003, $10,353 in 2004 and $10,486 in 2005; and for Mr. Rodriguez, $2,184 in 2004 and $6,794 in 2005.

(8)	Represents consulting payments that we made to Mr. Davenport before he became our Chief Executive Officer, pursuant to the terms of a consulting agreement that we entered into with Mr. Davenport in August 2003.

(9)	Includes $172,000 in consulting payments that were made to Mr. Rodriguez before he became our Senior Vice President, Finance and Chief Financial Officer in August 2004, pursuant to the terms of a consulting agreement that we entered into with Mr. Rodriguez in December 2003.

Stock Option Grants
      The following table sets forth information concerning each grant of stock options made during 2005 to each of the Named Executive Officers.
Option Grants in Last Fiscal Year

			Percent of			Potential Realizable
			Total			Value at Assumed Annual
	Number of		Options			Rates of Stock Price
	Shares		Granted to	Exercise		Appreciation For Option
	Underlying		Employees	Price Per		Terms ($)(4)
	Options		in Fiscal	Share	Expiration
Name	Granted(1)		Year(2)	($/Share)(3)	Date	5%	10%

Craig T. Davenport	225,000	(1)	16.0%	$3.45	4/28/2015	$1,264,429	$2,013,393
William J. Nydam	—		—	—	—	—	—
Michael R. Rodriguez	—		—	—	—	—	—

(1)	The options become fully vested and exercisable upon a change of control. Prior to and in the absence of such change of control, the options vest over a four-year period in 48 equal monthly installments. The options expire on the tenth anniversary of the grant date, subject to earlier termination upon the optionee’s cessation of service with us. The shares subject to the options become exercisable only if vested.

(2)	Percentages are based on an aggregate of 1,409,250 options granted to our employees during 2005, which includes the grant to Mr. Davenport.

(3)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a broker-assisted cashless exercise procedure involving a same-day sale of the purchased shares.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. We do not provide assurance to any Named Executive Officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.
Aggregate Option Exercises in 2005 and Option Values at December 31, 2005
      The following table sets forth certain information, with respect to the Named Executive Officers, concerning the exercise of options during our 2005 fiscal year and unexercised options held by them at the end of that fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options as of
	Shares		Options as of 31-Dec-05		December 31, 2005(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig T. Davenport	—	—	487,500	737,500	—	—
William J. Nydam	—	—	468,750	281,250	$222,656	$133,594
Michael R. Rodriguez	—	—	91,667	183,333	$52,709	$105,416

(1)	Based on the market price of $2.725 per share, which was the average of the high and low bid prices per share of common stock as reflected on December 30, 2005 (the last trading day in 2005). Our common stock has not traded on the NASDAQ National Market since December 11, 2002 and was subsequently delisted. As such, the values listed above reflect the trading price of our delisted shares and may or may not reflect the true value of our common stock.

Employment Contracts, Severance Agreements and Change of Control Arrangements

Employment Agreement with Mr. Davenport
      We have entered into an employment agreement with Mr. Davenport, dated as of December 15, 2003. Under his employment agreement, Mr. Davenport’s initial base salary was $300,000 per year, and Mr. Davenport was originally eligible to receive an annual bonus of up to 45% of his base salary. In addition, the employment agreement provided for a cash signing and relocation bonus of $174,450. The employment agreement also provided that we will reimburse Mr. Davenport for interim housing and other temporary living expenses, in an aggregate amount of up to $36,000. Mr. Davenport’s annual base salary was increased from $300,000 to $312,000 effective December 16, 2004 and subsequently was increased to $390,000 pursuant to the employment agreement amendment described below.
      Pursuant to his employment agreement, Mr. Davenport received options to purchase 900,000 shares of our common stock, at an exercise price per share equal to $4.27. These options vested as to 25% of the shares on December 15, 2003 and vest as to 1/48th of the shares beginning on January 15, 2005 and at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. These options expire on the tenth anniversary of Mr. Davenport’s employment.
      Pursuant to his employment agreement, Mr. Davenport also received additional options to purchase 100,000 shares of our common stock, at an exercise price per share equal to $4.27. These options vest upon the first to occur of the attainment of performance objectives that have been mutually agreed upon with Mr. Davenport or December 15, 2008. The vesting will accelerate upon the occurrence of a change in control. These options expire on the tenth anniversary of Mr. Davenport’s employment.
      Mr. Davenport’s employment agreement also provides that, if we terminate Mr. Davenport’s employment other than for “cause” (as defined in the employment agreement) or if Mr. Davenport terminates his employment for “good reason” (as defined in the employment agreement), or if Mr. Davenport dies or becomes disabled as a direct result of business-related activities, then, during the 12-month period immediately following the date of Mr. Davenport’s termination (i) we will continue to pay to Mr. Davenport his base salary and annual bonus and make available to Mr. Davenport the benefits made generally available by us to our employees, and (ii) all of his current options will continue to vest during the severance period. Mr. Davenport, at his option, may elect to have the cash severance described above paid in one lump sum payment within five business days of the applicable termination of his employment.
      Effective as of April 28, 2005, we entered into an amendment to Mr. Davenport’s employment agreement pursuant to which we (i) increased his annual base salary to $390,000 effective March 1, 2005, (ii) provided that he is eligible to receive an annual bonus of up to 85% of his base salary, (iii) granted to Mr. Davenport an additional stock option to purchase 225,000 shares of our common stock, and (iv) provided that Mr. Davenport will be entitled to receive a minimum aggregate amount of $750,000 in cash if he terminates his employment at any time within the 180-day period immediately following the six-month anniversary of the date of the occurrence of a change in control, to the extent such $750,000 payment exceeds amounts otherwise payable pursuant to the formula contained in the employment agreement.
      On February 23, 2006, we granted to Mr. Davenport an additional option to purchase 80,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. This option vests as to 25% of the shares on February 23, 2007 and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. This option expires on the tenth anniversary of the grant date.

      Prior to his employment with us, we paid to Mr. Davenport $218,876 pursuant to a consulting agreement that we entered into with Mr. Davenport in August 2003.

Employment Agreement with Mr. Nydam
      We have entered into an employment agreement with Mr. Nydam, dated as of March 3, 2003. Under his employment agreement, Mr. Nydam’s initial base salary was $240,000 per year, and Mr. Nydam is eligible to receive an annual bonus of up to 40% of his base salary. In addition, the employment agreement provided for a cash signing bonus of $15,000, and a cash performance bonus of $10,000 promptly after we achieved full compliance with our obligations as a reporting company pursuant to the Securities Exchange Act of 1934, as amended. On February 16, 2004, Mr. Nydam’s annual base salary was increased from $240,000 to $254,400 (effective January 1, 2004). On February 23, 2005, Mr. Nydam’s annual base salary was increased from $254,400 to $262,032 (effective January 1, 2005). On March 8, 2006, Mr. Nydam’s annual base salary was increased from $262,032 to $269,893 (effective January 1, 2006).
      Pursuant to his employment agreement, Mr. Nydam received options to purchase 500,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Mr. Nydam’s employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. These options expire on the tenth anniversary of Mr. Nydam’s employment.
      Pursuant to his employment agreement, Mr. Nydam also received additional options to purchase 250,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest upon the attainment of performance objectives that have been mutually agreed upon by us and Mr. Nydam, or five years, whichever occurs first. The vesting will accelerate upon the occurrence of a change in control. These options expire on the tenth anniversary of Mr. Nydam’s employment.
      Mr. Nydam’s employment agreement also provides that, if we terminate Mr. Nydam’s employment other than for “cause” (as defined in the employment agreement) or if Mr. Nydam terminates his employment for “good reason” (as defined in the employment agreement), then, during the 12-month period immediately following the date of Mr. Nydam’s termination, (i) we will continue to pay to Mr. Nydam his base salary and make available to Mr. Nydam the benefits made generally available by us to our employees, and (ii) his first two groups of options, covering 750,000 shares of common stock, will continue to vest for a one-year period following such termination.
      On February 23, 2006, we granted to Mr. Nydam an additional option to purchase 50,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. This option vests as to 25% of the shares on February 23, 2007 and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. This option expires on the tenth anniversary of the grant date.

Employment Agreement with Mr. Rodriguez
      We have entered into an employment agreement with Mr. Rodriguez, dated as of August 11, 2004. Under his employment agreement, Mr. Rodriguez’s initial base salary was $200,000 per year, and Mr. Rodriguez is eligible to receive an annual bonus of up to 40% of his base salary. In addition, we agreed to pay to Mr. Rodriguez a $20,000 signing bonus within 30 days of the effective date of his employment agreement. On February 23, 2005, Mr. Rodriguez’s annual base salary was increased from $200,000 to $202,000 (effective January 1, 2005), and on February 23, 2006, Mr. Rodriguez’ annual base salary was increased from $202,000 to $216,140 (effective January 1, 2006).
      Pursuant to his employment agreement, Mr. Rodriguez received options to purchase 275,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Mr. Rodriguez’s employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. These options expire on the tenth anniversary of Mr. Rodriguez’s employment.
      Mr. Rodriguez’s employment agreement also provides that, if we terminate Mr. Rodriguez’s employment other than for “cause” (as defined in the employment agreement) or if Mr. Rodriguez terminates his employment for “good reason” (as defined in the employment agreement), then, during the period of time from the termination date until the first anniversary of the termination date, we will continue to pay to Mr. Rodriguez his base salary and make available to Mr. Rodriguez the benefits made generally available by us to our employees, to the extent permitted under applicable law and the terms of the benefit plans.
      On February 23, 2006, we granted to Mr. Rodriguez an additional option to purchase 50,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. This option vests as to 25% of the shares on February 23, 2007 and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. This option expires on the tenth anniversary of the grant date.
      Prior to his employment with us, we paid to Mr. Rodriguez $172,000 pursuant to a consulting agreement that we entered into with Mr. Rodriguez in December 2003.

Employment Agreement with Mr. Davis
      We have entered into an employment agreement with Mr. Davis, dated as of January 17, 2006. Under his employment agreement, Mr. Davis’ initial base salary is $238,000 per year, and Mr. Davis is eligible to receive an annual bonus of up to 40% of his base salary.
      Pursuant to his employment agreement, Mr. Davis received options to purchase 250,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Mr. Davis’ employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control. These options expire on the tenth anniversary of Mr. Davis’ employment.
      Mr. Davis’ employment agreement also provides that, if we terminate Mr. Davis’ employment other than for “cause” (as defined in the employment agreement) or if Mr. Davis terminates his employment for “good reason” (as defined in the employment agreement), then, during the period of time from the termination date until the first anniversary of the termination date, we will continue to pay to Mr. Davis his base salary and make available to Mr. Davis the benefits made generally available by us to our employees, to the extent permitted under applicable law and the terms of the benefit plans.

Equity Compensation Plan Information
      The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (6) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2005, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	A		B	C

				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted Average	Equity Compensation Plans
	Exercise of		Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options		Outstanding Options	Reflected in Column A)

Equity Compensation Plans Approved by Security Holders(1)	3,725,725	(3)	$4.37	260,274	(4)
Equity Compensation Plans not Approved by Security Holders(2)	1,890,000	(2)	$4.00	295,000	(5)
Total	5,615,725		$4.25	555,274	(4)

(1)	Consists of the 1995 Stock Plan, 1995 Director Option Plan and 2004 Stock Incentive Plan.

(2)	Consists of the 2002 Supplemental Stock Plan, options to purchase 1,000,000 shares granted to Mr. Davenport in December 2003 and options to purchase 750,000 shares granted to Mr. Nydam in March 2003.

(3)	Consists of 1,645,725 shares to be issued upon the exercise of options outstanding under the 1995 Stock Plan, 110,000 shares to be issued upon the exercise of options outstanding under the 1995 Director Option Plan and 1,970,000 shares to be issued upon the exercise of options outstanding under the 2004 Stock Incentive Plan.

(4)	Consists of shares available for future issuance under the 2004 Stock Incentive Plan. The number of shares of common stock available for issuance under the 2004 Stock Incentive Plan automatically increases on the first trading day of each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares of common stock.

(5)	Consists of shares available for future issuance under the 2002 Supplemental Stock Plan.

(6)	The table does not include information for equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally established those plans. As of December 31, 2005, a total of 5,515 shares of our common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $7.25 per share. No additional options may be granted under those assumed plans.
Equity Compensation Plans Not Approved by Security Holders

2002 Supplemental Stock Plan
      Under our 2002 Supplemental Stock Plan, employees, consultants and outside directors may be granted options to purchase shares of our common stock. All options granted under the 2002 Supplemental Stock Plan are nonstatutory stock options, i.e., options that do not qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price of each option granted under the 2002 Supplemental Stock Plan must be at least 85% of the fair market value per share of our common stock on the date of grant. The maximum aggregate number of shares of our common stock that may be issued upon the exercise of options under the 2002 Supplemental Stock Plan is 435,000 shares.
      The 2002 Supplemental Stock Plan became effective on June 25, 2002 and will continue in effect until June 24, 2012, unless earlier terminated in accordance with the terms of the Plan. The 2002 Supplemental Stock Plan terminates automatically upon certain extraordinary events, such as a sale of all or substantially all of our assets, a merger in which we do not survive or the acquisition by any person or group of beneficial ownership of more than 50% of our common stock. If such an extraordinary event occurs, all options granted under the 2002 Supplemental Stock Plan become fully exercisable, and each optionee has the right to exercise any unexpired options immediately prior to the occurrence of the extraordinary event.

Options Granted to Messrs. Davenport and Nydam
      The options that we granted in 2003 to Messrs. Davenport and Nydam are described above under “Employment Contracts, Severance Agreements and Change of Control Arrangements.”
Compensation Committee Interlocks and Insider Participation
      Our compensation committee consists of Drs. Daniels and Strauss and Mr. Kentor, none of whom was at any time during fiscal 2005 or at any other time an officer or employee of the Company. There are no compensation committee interlocks between the Company and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. As discussed below under “Related Party Transactions,” Dr. Daniels participated as an investor in our March 2005 private placement financing.
      The following reports of the Compensation Committee and the Audit Committee, references to the independence of the Audit Committee members, Audit Committee Charter and Stock Performance Graph should not be considered to be part of this Proxy Statement. Any current or future cross-references to this Proxy Statement in filings with the Securities and Exchange Commission under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, will not include the reports or graph reproduced below or the Audit Committee Charter.
Compensation Committee Report on 2005 Executive Compensation

Purposes of Compensation Committee
      The Compensation Committee’s Charter provides that the Compensation Committee is appointed by the Board to: (i) assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; and (ii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Scope of Report
      This report covers the compensation of the Company’s executive officers for the year ended December 31, 2005, including incentive payments made in the first quarter of 2006 under our 2005 Management Incentive Compensation Program (“2005 MICP”) based on 2005 performance. The Company deemed three individuals to be executive officers in 2005: Craig T. Davenport, the Company’s Chairman and Chief Executive Officer; William J. Nydam, the Company’s President and Chief Operating Officer; and Michael R. Rodriguez, the Company’s Senior Vice President, Finance and Chief Financial Officer.

Constitution of Compensation Committee During 2005
      The membership of the Compensation Committee changed during 2005. Until June 22, 2005 (the date of the Company’s 2005 Annual Meeting of Stockholders), the Compensation Committee consisted of

Terrence A. Noonan and Michael J. Strauss, M.D. On and after June 22, 2005, the Compensation Committee consisted of John R. Daniels, M.D., Eric S. Kentor and Michael J. Strauss, M.D.

Overall Executive Compensation Philosophy
      The Company’s overall executive compensation philosophy is that executive compensation policy, practice and decisions should be guided by four key principles:

•	Pay for Performance. A significant portion of the total annual compensation of each executive officer should be based on the Company’s performance and the contribution to that performance made by such executive officer;

•	Incentive for Creation of Stockholder Value. In addition to our annual cash incentive programs, we grant stock options to provide an incentive and opportunity for our executive officers to participate in the creation of stockholder value through stock price appreciation;

•	Alignment with Stockholders’ Interests. Executive compensation components should align with stockholders’ interests, to the extent reasonably practicable; and

•	Internal Parity and External Competitiveness. In setting and changing each executive officer’s total annual compensation and stock option incentives, the Company seeks to achieve both internal parity and external competitiveness. The Company’s policy is that the total cash compensation of each executive officer should approximate the 65th percentile of executive compensation of medical device companies considered its peers.

Primary Components of 2005 Executive Compensation
      In 2005, the primary components of each executive officer’s compensation were base salary, an annual cash incentive award tied to 2005 performance under the 2005 MICP and stock options.
      Base Salary. As described below, on April 27, 2005, the Compensation Committee (consisting of Mr. Noonan and Dr. Strauss) increased Mr. Davenport’s base salary and target incentive award in order to cause Mr. Davenport’s total cash compensation to approximate the 65th percentile of peer group companies, consistent with the Company’s policy described above. On February 23, 2005, the Compensation Committee approved a 3% base salary increase for Mr. Nydam (from $254,400 to $262,032) and a 1% base salary increase for Mr. Rodriguez (from $200,000 to $202,000). Each year, the Company considers merit increases of an average of 3% to the base salaries of senior management, including the executive officers, in order to reward individual performance and keep pace with cost of living increases. Mr. Rodriguez’s base salary increase was smaller than 3% because the increase was pro rated to reflect that Mr. Rodriguez’s employment did not commence until August 2004.
      Annual Cash Incentive Awards Under 2005 MICP. On February 23, 2005, the Compensation Committee (consisting of Mr. Noonan and Dr. Strauss) approved the 2005 MICP, including the performance objectives that would be assessed in the first quarter of 2006 to determine the amount payable to each executive officer under the 2005 MICP. These objectives included, among others, performance targets based on growth in procedures, Timm Medical performance, reduction in operating expenses and the amount of fourth quarter 2005 adjusted EBITDA loss. For these purposes, the 2005 MICP defined adjusted EBITDA as EBITDA (earnings before interest, taxes, depreciation and amortization) less stock option compensation expenses, impairment charges, losses on disposal of assets/subsidiaries and other non-cash, non-recurring charges.
      On March 8, 2006, the Compensation Committee (consisting of Drs. Daniels and Strauss and Mr. Kentor) approved the payment of incentive amounts to the executive officers, based on the performance objectives actually achieved in 2005 under the 2005 MICP. The amount paid to each executive officer under the 2005 MICP was less than the target amount for such executive officer, because no executive officer achieved 100% of his performance objectives. The executive officers requested that the Compensation Committee exercise its discretion to waive or modify one of the performance objectives that was not achieved in 2005. After consideration, the Compensation Committee declined to exercise its discretion with respect to such performance objective.
      Stock Option Awards. During 2005, the only stock option grant to an executive officer was the grant to Mr. Davenport of options to purchase 225,000 shares of common stock, which is described below. Stock options to purchase an aggregate of 1,184,250 shares were granted in 2005 to 84 employees who were not executive officers.
      The vesting provisions of stock options are designed to encourage longevity of employment and generally extend over a four-year period. A portion of the option grants in 2005 to employees who were not executive officers was made by Mr. Davenport pursuant to delegated authority under the 2004 Stock Incentive Plan.

2005 Chief Executive Officer Compensation
      The Compensation Committee’s Charter provides that the Compensation Committee will annually review and approve the Company’s corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation. The Charter provides that, in determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Company’s Chief Executive Officer in past years and internal parity (i.e., the Chief Executive Officer’s compensation relative to the compensation paid to the Company’s other executive officers).
      In December 2003 we entered into an employment agreement with Mr. Davenport pursuant to which he became our Chief Executive Officer. The employment agreement set Mr. Davenport’s initial annual base salary at $300,000 per year and provided him a target annual incentive amount equal to 45% of his base salary. Effective December 16, 2004, Mr. Davenport’s annual base salary was increased from $300,000 to $312,000 pursuant to the terms of his employment agreement, which provides for the review and adjustment of Mr. Davenport’s base salary in accordance with the Company’s procedures for adjusting salaries for executive officers.
      On February 23, 2005, the Compensation Committee (consisting of Mr. Noonan and Dr. Strauss) determined the performance objectives that would apply to Mr. Davenport under the 2005 MICP. Mr. Davenport’s performance objectives included targets based on growth in procedures, Timm Medical performance, reduction in operating expenses and the amount of fourth quarter 2005 adjusted EBITDA loss. In addition, one of Mr. Davenport’s performance objectives required various actions relating to personnel development, systems development, process improvements and the enhancement of corporate culture, including the formation and leadership of a cross-departmental committee tasked with developing a corporate mission statement and organizational core values.
      From January 2005 until April 2005, the Compensation Committee (consisting of Mr. Noonan and Dr. Strauss) conducted a review of the Company’s executive compensation practices. Among other things, the Compensation Committee reviewed Mr. Davenport’s compensation package to determine whether Mr. Davenport’s total cash compensation approximated the 65th percentile of peer group companies, consistent with the Company’s policy described above, and whether Mr. Davenport should be awarded additional stock options in order to achieve internal parity and external competitiveness.
      To assist in this review, the Compensation Committee selected and engaged Compensia, a company specializing in matters related to executive compensation, to provide the Compensation Committee independent insights on executive compensation matters, both generally and within the Company’s industry.

      Based on this review, on April 27, 2005, the Compensation Committee (consisting of Mr. Noonan and Dr. Strauss) approved an amendment to Mr. Davenport’s employment agreement. The amendment increased Mr. Davenport’s annual base salary from $312,000 to $390,000 and increased his target annual incentive amount under the 2005 MICP (and subsequent annual incentive programs) from 45% of the base salary to 85% of the base salary. In addition, the Compensation Committee awarded Mr. Davenport additional options to purchase 225,000 shares of the Company’s common stock. The amendment also entitles Mr. Davenport to receive a minimum aggregate amount of $750,000 in severance if he terminates his employment within the 180-day period following the six-month anniversary of a change in control.
      The Compensation Committee believed that these changes to Mr. Davenport’s compensation package furthered the goal of internal parity and external competitiveness and made a more significant portion of Mr. Davenport’s total compensation tied to performance, consistent with the principle of pay for performance described above. In addition, the additional option grant provided a further incentive and opportunity for Mr. Davenport to participate in the creation of stockholder value.
      As described above, on March 8, 2006, the Compensation Committee (consisting of Drs. Daniels and Strauss and Mr. Kentor) approved the payment of incentive amounts to Mr. Davenport and the other executive officers under the 2005 MICP, based on the performance objectives actually achieved in 2005 under the 2005 MICP. Based on his level of achievement under the 2005 MICP, Mr. Davenport received a payment of $254,230 (approximately 68% of his base salary earned in 2005). Mr. Davenport would have received $317,688 (85% of his base salary earned in 2005) if he had achieved 100% of his performance objectives under the 2005 MICP.

Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-traded companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to our executive officers for 2005 did not exceed the $1.0 million limit per officer. The 2004 Stock Incentive Plan has been structured so that any compensation paid in connection with the exercise of options granted under the 2004 Stock Incentive Plan will qualify as performance-based compensation and therefore is not subject to the $1.0 million limitation.

COMPENSATION COMMITTEE

Eric S. Kentor, Chairman
John R. Daniels, M.D.
Michael J. Strauss, M.D.

Audit Committee Report
      The following is the report delivered by the Audit Committee of our Board of Directors with respect to the principal factors considered by such Committee in its oversight of our accounting, auditing and financial reporting practices for fiscal year 2005.
      In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principals.
      In discharging its oversight responsibility as to the audit process, the Audit Committee has received from the independent auditor, Ernst & Young LLP, the written disclosures and the letter describing all relationships between the auditor and the Company that might bear on the auditor’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence.
      The Audit Committee discussed and reviewed with the independent auditor all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
      The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2005 with management and the independent auditor.
      Based on the above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas R. Testman, Chairman
David L. Goldsmith
Terrence A. Noonan

STOCK PERFORMANCE GRAPH
      The following graph compares the performance of our common stock over the five preceding fiscal years to the weighted average performance over the same period of the stock of companies included in The NASDAQ Stock Market-U.S. Index and a self-constructed peer group of companies selected by us. We first included the self-constructed peer group in 2002 because we were informed that 2001 would be the last year the JP Morgan Hambrecht & Quist Healthcare-Excluding Biotechnology Index would be available. The graph assumes $100 was invested at the close of trading on December 31, 2000 in our common stock and in each of the indices and that all dividends were reinvested. The NASDAQ Stock Market-U.S. Index tracks the aggregate price performance of equity securities of companies traded on The NASDAQ National Market (now known as The NASDAQ Global Market). The self-constructed peer group consists of: American Medical Systems Holdings, Inc., HealthTronics, Inc., Laserscope, North American Scientific, Inc., Theragenics Corporation and Urologix, Inc. The stockholder return shown on the graph below should not be considered indicative of future stockholder returns, and we do not make or endorse any predictions of future stockholder returns.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ENDOCARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND A PEER GROUP

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

ENDOCARE, INC.	100.00	140.63	26.98	31.45	19.61	21.49
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
PEER GROUP	100.00	139.72	86.72	127.83	214.89	160.63

*	$100 invested on 12/31/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

RELATED PARTY TRANSACTIONS
      As described in the Form 8-K that we filed on March 16, 2005, in March 2005 we completed a private placement financing for aggregate gross proceeds of $15.6 million. Messrs. Davenport and Nydam made personal investments in the transaction in the amounts of $184,999.99 and $499,998.85, respectively. In addition, Dr. Daniels invested $299,999.31 in the transaction.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and generally persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon the copies of Section 16(a) reports which we received from such persons or written representations from them regarding their transactions in our common stock, we believe that, during the period from January 1, 2005 through December 31, 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met in a timely manner.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      Stockholder proposals that are intended to be presented at our 2007 Annual Meeting must be received no later than December 22, 2006, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in the Bylaws. In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 7, 2007.
ANNUAL REPORT
      A copy of our Annual Report for the 2005 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
FORM 10-K
      We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 16, 2006. We will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedule and list of exhibits. Requests should be sent to Endocare, Inc., 201 Technology Drive, Irvine, California, 92618, Attn: Secretary.

By Order of the Board of Directors

Clint B. Davis
Senior Vice President, Legal Affairs,
General Counsel and Secretary
Irvine, California
April 21, 2006

APPENDIX A
ENDOCARE, INC.
Amended and Restated Audit Committee Charter
(As Adopted by the Board of Directors on November 10, 2005)
Purpose
      The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Endocare, Inc. (the “Company”) to (a) provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and others relating to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) and the performance of the Company’s internal audit function and independent auditors, and (b) prepare the Committee report that Securities and Exchange Commission (“SEC”) proxy rules require to be included in the Company’s annual proxy statement. While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of the Company’s management and the independent auditor. The Board and the Committee represent the Company’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.
      The Committee shall retain and compensate such outside legal, accounting, or other advisors, as it considers necessary in discharging its oversight role.
      In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.
Membership
      The Committee shall consist of at least three members, as determined annually by the Board. The Board shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. The members of the Committee shall meet the independence and expertise requirements of each exchange on which the Company’s securities are traded, Rule 10A-3 of the Securities Exchange Act of 1934, and the other rules and regulations of the SEC. Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by SEC rules.
      Members shall not serve on more that three public company audit committees simultaneously.
      The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent auditor. The Committee shall report regularly to the Board with respect to its activities. The Committee will maintain written minutes of its meetings, which minutes will be filed with the books and records of the Company.
Duties and Responsibilities
      The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent auditors must report directly to the Committee.

•	At least annually, the Committee shall obtain and review a report by the independent auditors describing: (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (to assess the auditors’ independence).

•	After reviewing the foregoing report and the independent auditors’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

•	The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•	The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	The Committee shall discuss with internal audit and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

•	The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management,” “internal control,” or “significant deficiencies” letter issued, or proposed to be issued, by the independent auditors to the Company.

•	The Committee shall review and discuss the quarterly financial statements with management and the independent auditors prior to the filling of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review and discuss the annual audited financial statements with management and the independent auditors prior to the filling of the Company’s Annual Report on Form 10-K. The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any specific remedial actions adopted in light of significant control deficiencies; (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability, of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

•	The Committee shall receive and review a report from the independent auditors, prior to the filling of the Company’s Annual Report on Form 10-K, on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management.

•	The Committee shall review and approve all related party transactions.

•	The Committee shall review and discuss earnings press releases, as well as the Company’s policies regarding financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment in compliance with Section 404 of the Sarbanes-Oxley Act.

•	The Committee shall discuss with management, internal audit, and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weakness identified by management of the Company in connection with its required certifications under Sections 302 and 404 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, internal audit, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company’s periodic filings with the SEC.

•	The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorney’s reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing materials, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or audit matters.

•	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet SEC rules and regulations and applicable stock exchange listing standards.

•	The Committee shall determine the appropriate funding needed by the Committee for the payment of: (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

•	The Committee shall review and reassess the charter at least annually and obtain the approval of the Board with respect to any proposed charter amendments.

APPENDIX B
CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION
OF ENDOCARE, INC.
The undersigned, Michael R. Rodriguez, hereby certifies that:
      1. He is the Senior Vice President, Finance and Chief Financial Officer of Endocare, Inc., a Delaware corporation (the “Corporation”), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on May 10, 1994. The Corporation filed a Restated Certificate of Incorporation on December 6, 1995, a Certificate of Designation on September 1, 1999 and a Certificate of Amendment of Restated Certificate of Incorporation on September 25, 2000.
      2. The first paragraph of Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“The total number of shares of stock which the Corporation shall have the authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.001 per share (“Common Stock”) and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (“Preferred Stock”). Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each outstanding [*] shares of Common Stock shall be combined and converted into one share of Common Stock, par value $0.001 per share. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, as such fair market value is determined by the Corporation’s Board of Directors. Whether or not the reverse stock split provided above would result in fractional shares for a holder of record shall be determined on the basis of the total number of shares of Common Stock held by such holder of record at the time that the reverse stock split occurs.”
      The second paragraph of Article IV of the Corporation’s Restated Certificate of Incorporation is not amended by this Certificate of Amendment.
      3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.
      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Restated Certificate of Incorporation on this day of                     , 2006.

Michael R. Rodriguez
Senior Vice President, Finance
and Chief Financial Officer

*	By approving this amendment, stockholders will approve the combination of any whole number of shares of Common Stock between and including two and five into one share of Common Stock, i.e., each of the following combination ratios: one for two, one for three, one for four and one for five. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the specific number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders.

B-1

PROXY	ENDOCARE, INC.	PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Craig T. Davenport and William J. Nydam, and each of them, the Proxyholder of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 18, 2006, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 18, 2006 and the Proxy Statement.
THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
(Continued and to be signed on the Reverse Side)

▼ PLEASE DETACH PROXY CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED ▼
The Board of Directors recommends a vote FOR the directors listed below and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified below.

1.	To elect six (6) directors to the Board of Directors of the Company to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS
Nominees: John R. Daniels, M.D., Craig T. Davenport, David L. Goldsmith, Eric S. Kentor, Terrence A. Noonan and Thomas R. Testman.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s)
of such nominee(s) on the space provided below.)

EXCEPTIONS

2.	To reauthorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our common stock, at an exchange ratio ranging from one-to-two to one-to-five.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Annual Meeting and upon any other matters as may properly come before the Annual Meeting.

Dated:	, 2006

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.